CONSENT OF CRESTAR SECURITIES CORPORATION


         We hereby consent to the inclusion as Appendix D to the Proxy Statement Prospectus constituting part of the Registration Statement on Form S-4 of Virginia Commonwealth Financial Corporation of our letter to the Board of Directors of Caroline Savings Bank and to the reference made to such letter and to the firm in the Proxy Statement Prospectus under the heading "Opinion of Caroline Financial Advisor."



                                        /s/ CRESTAR SECURITIES CORPORATION
                                        ----------------------------------

Richmond, Virginia
November 24, 1999